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                                                                   EXHIBIT 10.47


                     SECOND AMENDMENT TO LICENSE AGREEMENT
                  BETWEEN TSR, INC AND INTERPLAY PRODUCTIONS

     This Second Amendment To License Agreement is made effective this 8th day of March, 1998, by and between Interplay Entertainment Corp., as successor in interest to and doing business as, Interplay Productions, 16815 Von Karman Avenue, Irvine, California, a Delaware corporation ("Licensee") and TSR, Inc., 1801 Lind Avenue SW, Renton, Washington, a Wisconsin corporation ("Licensor").

     WHEREAS, Licensor and Licensee entered into a certain License Agreement date as August 8, 1994 as amended (the "License Agreement"); and

     WHEREAS, Licensor and Licensee mutually wish to further amend the License Agreement as provided below;

     NOW THEREFORE, in exchange for mutual covenants set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  The License Agreement is hereby amended by inserting a new Schedule E:

     SCHEDULE E:
     ADVANCES:

     [*] due upon execution, which has been paid.

     For each game title initially released for play on on-line, cable, satellite, or other electronic transmission systems ("Electronic Product"), [*] upon such initial release and [*] upon any subsequent release of said game title other than as an Electronic Product.

     For each game title initially released other than as an Electronic Product, [*] upon such initial release.

     If LICENSEE has not paid TSR at least [*] in additional advances (over and above the advance due upon execution) [*] after the date of commencement, the difference between the amount of additional advances paid by LICENSEE and [*].

     [*] due as follows upon notification LICENSEE that it will exercise the 1st OPTION TERM:

          [*];
          [*];
          [*].

     [*] due upon notification by LICENSEE that it will exercise the 2nd OPTION TERM.

     [*] due upon notification by LICENSEE that it will exercise the 3RD OPTION TERM.

     [*] per clue book title due upon initial shipment of that title.

*Portions omitted pursuant to a request for confidential treatment pursuant to
 Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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     2.  The License Agreement is hereby amended by inserting a new Schedule F:

     SCHEDULE F:
     MINIMUM GUARANTEE:

     [*] for the ORIGINAL TERM.

          The actual royalty earned and received by TSR during the entire first calendar quarter of 1999 shall be applied toward the MINIMUM GUARANTEE for the ORIGINAL TERM.

     [*] for the 1ST OPTION TERM.

          Only the actual royalty earned and received by TSR during the 1ST OPTION TERM minus the royalty amount from the commencement of the 1ST OPTION TERM to the end of first calendar quarter of 1999 shall be applied toward the MINIMUM GUARANTEE for the 1ST OPTION TERM.

     For the 2ND OPTION TERM, the MINIMUM GUARANTEE shall be based upon LICENSEE's election of the LICENSED PROPERTY and shall be as follows:

          [*] for the BALDUR'S GATE game(s); [*] for the NEVERWINTER NIGHTS game(s); and [*] for the TORMENT game(s).

     For the 3RD OPTION TERM, the MINIMUM GUARANTEE shall be based upon LICENSEE's election of the LICENSED PROPERTY and shall be as follows:

          [*] for the BALDUR'S GATE game(s); [*] for the NEVERWINTER NIGHTS game(s); and [*] for the TORMENT game(s).

     3.  The License Agreement is hereby amended by inserting a new Schedule A:

     SCHEDULE A:
     LICENSED PROPERTY:

     For the ORIGINAL TERM, LICENSED PROPERTY shall mean the following:

          An exclusive license to use the PLANESCAPE and FORGOTTEN REALMS trademarks and all copyrighted materials, including but not limited to, characters, locations and monsters, that are unique to TSR's PLANESCAPE and FORGOTTEN REALMS fantasy worlds.

          A non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the PLANESCAPE or FORGOTTEN REALMS trademarks, the trademarks and copyrighted materials associated with, but not unique to, the PLANESCAPE and FORGOTTEN REALMS fantasy worlds, including without limitation, the ADVANCED DUNGEONS & DRAGONS, AD&D, TSR, and TSR Logo trademark.

          An exclusive sublicense to use any computer code for the presently existing NEVERWINTER NIGHTS game the copyright for which is owned by Strategic

*Portions omitted pursuant to a request for confidential treatment pursuant to
 Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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          Simulations, Inc. only for so long as the existing NEVERWINTER NIGHTS game continues to be made available on the America Online network and only for the purpose of continuing the existing NEVERWINTER NIGHTS game. This license specifically excludes any other use of said computer code and in particular any use of the computer code in any modifications of or sequels to the existing NEVERWINTER NIGHTS game.

          This license also specifically excludes any computer code owned by any other party, including without limitation America Online, Inc.

     For 1ST OPTION TERM, the term LICENSED PROPERTY shall mean the following:

          An exclusive license to use BALDUR'S GATE as the title of a retail PC and/or home video game product and sequels; TORMENT as the title of a retail PC and/or home video game product and sequels; and NEVERWINTER NIGHTS as the title of a retail PC and/or home video game product, with subtitle to be mutually agreed upon.

          A non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the BALDUR'S GATE, TORMENT, or NEVERWINTER NIGHTS trademarks, the trademarks and copyrighted materials associated with, but not unique to, the PLANESCAPE and FORGOTTEN REALMS fantasy worlds, including without limitation, the ADVANCED DUNGEONS & DRAGONS, AD&D, TSR, and TSR Logo trademark; provided, however, that Licensee's rights shall be exclusive with respect to computer software games primarily located in the Baldur's Gate and Neverwinter areas of the Forgotten Realms world. For purposes of clarification, Licensor may develop, manufacture, distribute, promote, license, and sell (and authorize any third party to do so) computer software games based in the Forgotten Realms world allowing players to venture into the Baldur's Gate or Neverw inter areas. Licensor shall not develop, manufacture, distribute, promote, license, or sell (nor authorize any third party to do so) any computer software game primarily located, based or focused in the Baldur's Gate or Neverwinter areas.

     For 2ND OPTION TERM and 3RD OPTION TERM, the term LICENSED PROPERTY shall mean the following:

          Upon written notification to TSR as set forth in Advances and Terms, the choice of an exclusive license to use BALDUR'S GATE as the title of a retail PC and/or home video game product and sequels; TORMENT as the title of a retail PC and/or home video game product and sequels; or NEVERWINTER NIGHTS as the title of a retail PC and/or home video game product with subtitle to be mutually agreed upon. All rights to the titles not selected by LICENSEE shall expire at the end of the applicable Term and revert to TSR.

          Consistent with the titles selected, a non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the HALDUR'S GATE, TORMENT, or NEVERWINTER NIGHTS trademarks, the trademarks and copyrighted materials associated with, but not unique to, the PLANESCAPE and FORGOTTEN REALMS fantasy worlds, including without limitation, the ADVANCED DUNGEONS & DRAGONS, AD&D, TSR, and TSR Logo trademark; provided, however, that

*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          Licensee's rights shall be exclusive with respect to computer software games primarily located in the Baldur's Gate and Neverwinter areas of the Forgotten Realms world. For purposes of clarification, Licensor may develop, manufacture, distribute, promote, license, and sell (and authorize any third party to do so) computer software games based in the Forgotten Realms world allowing players to venture into the Baldur's Gate or Neverwinter areas. Licensor shall not develop, manufacture, distribute, promote, license, or sell (nor authorize any third party to do so) any computer software game primarily located, based or focused in the Baldur's Gate or Neverwinter areas.

     4.  The License Agreement is hereby amended by inserting a new Schedule B:

     SCHEDULE B:
     LICENSED PRODUCTS:

     Computer and video fantasy role-playing games for all personal computer and video game platforms known or unknown, including without limitation, coin-operated, cable, on-line, satellite and other electronic transmission Systems.

     For 1ST OPTION TERM, 2ND OPTION TERM, and 3RD OPTION TERM, the term LICENSED PRODUCTS shall be mean the following:

          Retail PC and/or home video game products which may include the ability for the consumer to utilize the retail game product to play the game via modem and over a local area network and shall include the right of Licensee to use, execute, transmit, perform and display the Licensed Product via an online network to enable users to play the Licensed Product free of charge (e.g. a "Battle.net" type network).

     Clue book and "900" telephone numbers containing hints, clues, diagrams, maps or other material to assist players for said computer and video games.

     Nothing in this Agreement will prevent TSR from flilly exploiting in any other manner its rights in the LICENSED PROPERTY.

     5.  The License Agreement is hereby amended by inserting a new Schedule D:

     SCHEDULE D:
     TERMS:

     Commencing upon the date of the last party to sign the AGREEMENT; expiring four (4) years and six (6) months from the date of commencement. (The file period from commencement to such expiration is called the "ORIGINAL TERM").

     LICENSEE, at its option, and provided that LICENSEE is in compliance, and continues to comply with the AGREEMENT, may extend the term for three (3) additional two (2) year periods (the "1 ST OPTION TERM", "2ND OPTION TERM," and "3RD OPTION TERM," respectively) upon written notice and payment of required Advance to TSR at least one (1) year prior to the expiration of:
     (1) the ORIGINAL TERM to accept the 1ST OPTION TERM; (2) the 1ST OPTION TERM to accept the 2ND OPTION TERM; and (3) the 2ND OPTION TERM to accept the 3RD OPTION TERM. Notwithstanding the foregoing,

*Portions omitted pursuant to a request for confidential treatment pursuant to
 Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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     LICENSOR acknowledges that LICENSEE has provided timely notice to accept the 1ST OPTION TERM and shall make payment as set forth in Section 1 herein.

     Notwithstanding anything contained herein to the contrary, LICENSEE's rights to manufacture, distribute, promote, and sell each LICENSED PRODUCT released during the ORIGINAL TERM or any OEON TERM (if applicable) shall extend beyond the ORIGINAL TERM or any OPTION TERM (if applicable) for the Active Life of the LICENSED PRODUCT. "Active Life" shall mean the longer of: (i) two (2) years from the first commercial release of the LICENSED PRODUCT, or (ii) until such time as LICENSEE has failed to pay at least
     [*] in Royalties of the LICENSED PRODUCT in the previous calendar year but in no event shall the Active Life extend any right to manufacture, distribute, promote, or sell any new version or improvement to any LICENSED PRODUCT nor shall the Active Life extend the time to manufacture, distribute, promote, or sell any LICENSED PRODUCT beyond February 8, 2007. For purposes of the definition of the term Active Life, Royalties of the LICENSED PRODUCT shall only be considered paid if LICENSEE receives and reports as part of Net Sales an amount not less than [*] per stand alone unit; provided, however, LICENSED PRODUCT Royalties may be derived from other unit sales of LICENSED PRODUCT only if LICENSEE provides LICENSOR with a written request and details of such a sales program (e.g. OEM or compilations) and receives written approval from LICENSOR for the sales program.

     6. The License Agreement is hereby amended by adding to EXHIBIT H (ROYALTIES):

     Advertising derived from on-line play of LICENSED PRODUCT  [*]

*Portions omitted pursuant to a request for confidential treatment pursuant to
 Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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     IN WITNESS WHEREOF, the parties have executed this Second Amendment To
License Agreement by their duly authorized officers as of the date first set forth above. Upon expiration of the Agreement, the parties will negotiate additional renewal terms in good faith.

LICENSOR:                            LICENSEE:

TSR, INC.                            INTERPLAY ENTERTAINMENT CORP.

By:  /Emily Arons/                   By:  /Christopher Kilpatrick/

Emily Arons                          Name:  Christopher Kilpatrick

V.P. Consumer Products               Title:  President

*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.